Exhibit 99.1

Terns Pharmaceuticals Reports Topline 12-week Data from its Phase 2 Trial Evaluating Oral GLP-1 Receptor Agonist TERN-601 in Obesity

Results show maximum placebo-adjusted weight loss of 4.6% with 12% treatment discontinuation due to adverse events

Asymptomatic, reversible grade 3 liver enzyme elevations occurred in three participants during post-treatment follow-up period, two of which were deemed drug related

Company will not advance TERN-601 or invest in other metabolic assets

Reiterates focus on TERN-701, a potential best-in-class allosteric BCR-ABL inhibitor, for chronic myeloid leukemia with clinical data this quarter

FOSTER CITY, Calif., October 21, 2025 (GLOBE NEWSWIRE) — Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today announced topline 12-week results from its Phase 2 trial of TERN-601, a novel, once-daily, oral GLP-1 receptor agonist (GLP-1RA) as a potential treatment for obesity.

“The threshold for a truly differentiated oral GLP-1RA therapy – one that delivers safety, tolerability and efficacy – is high. The Phase 2 topline 12-week results for TERN-601 did not meet this threshold and likely preclude further development,” said Amy Burroughs, chief executive officer of Terns. “As we’ve previously communicated, we do not plan to further invest in metabolic disease. Our team remains energized and focused on advancing our potentially best-in-class TERN-701 program in chronic myeloid leukemia (CML) with our full capabilities. We look forward to announcing new data from our Phase 1 CARDINAL trial of TERN-701 for CML this quarter.”

“We would like to thank all the trial participants, investigators, caregivers, clinical sites, and Terns team members for their support and involvement in this well-run Phase 2 trial,” said Emil Kuriakose, M.D., chief medical officer of Terns. “The results of our previous Phase 1 inpatient 28-day trial did not translate to those we observed in this 12-week trial, which was conducted in an outpatient multi-center setting. The post-treatment reversible grade 3 liver enzyme elevations were unexpected based on the lack of similar signals in preclinical and Phase 1 studies,” added Dr. Kuriakose. “We plan to publish detailed results from the Phase 2 trial in the future.”

Topline Results Summary

Baseline Characteristics

•	Baseline characteristics were generally well-balanced across the treatment arms

•	Participants were predominantly female (78-79%), mean age range was 47-53 years of age, with mean weight and body mass index (BMI) ranges of 99-102 kg and 36-37 kg/m2, respectively

Weight Loss

•	Statistically significant weight loss at doses > 500 mg (up to -4.6% placebo-adjusted)

	TERN-601 250 mg (n=27)	TERN-601 500 mg slow titration (n=28)	TERN-601 500 mg (n=28)	TERN-601 750 mg (n=28)
Placebo-adj. weight loss	-1.8%	-3.6%	-4.6%	-3.0%
p-value	0.056	<0.001	<0.0001	<0.01

Safety and Tolerability

•

Of the 134 participants who received TERN-601, 11.9% and 8.2% discontinued treatment or had dose modification due to adverse events (AEs), respectively, the majority of which were gastrointestinal (GI) related

•	GI AEs were all mild or moderate, most commonly nausea (56%), vomiting (26.9%), constipation (11.9%), diarrhea (9.7%) and appeared to be dose related

•	There were no severe GI AEs in any group; rates of GI AEs were overall stable over the treatment period

•

Across all participants, mean AST, ALT, alkaline phosphatase, and total bilirubin remained overall stable during the treatment period. No participants had dose interruption, reduction, or discontinuation due to abnormal liver function tests (LFTs) during the treatment period

•

Of three participants who had grade 3 LFT elevations during the post-treatment follow up, two participants in the 500 mg treatment arm had profiles consistent with drug induced liver injury (DILI) (one supported by findings on liver biopsy). The LFT elevations in the third participant (750 mg) had an alternate etiology of gall stones and was deemed unlikely to be drug-related by the investigator, although DILI could not be definitively ruled out. The investigator-reported assessments for all three participants agreed with the independent adjudication of the three cases by a DILI Network expert clinician

	Placebo (n=33)	TERN-601 250 mg (n=33)	TERN-601 500 mg slow titration (n=34)	TERN-601 500 mg (n=34)	TERN-601 750 mg (n=33)	TERN-601 All cohorts (n=134)
Nausea	3 (9.1%)	16 (48.5%)	17 (50%)	22 (64.7%)	20 (60.6%)	75 (56%)
Vomiting	0	2 (6.1%)	10 (29.4%)	13 (38.2%)	11 (33.3%)	36 (26.9%)
Discontinued treatment due to AE	1 (3%)	3 (9.1%)	4 (11.8%)	3 (8.8%)	6 (18.2%)	16 (11.9%)
Dose modification due to AE	0	3 (9.1%)	2 (5.9%)	2 (5.9%)	4 (12.1%)	11 (8.2%)

Phase 2 FALCON Trial

The FALCON Phase 2 trial is a U.S.-based, multicenter, randomized, double-blind, placebo-controlled trial evaluating the efficacy and safety of TERN-601, a novel oral GLP-1R agonist, with once-daily dosing with or without food in adults with obesity or who are overweight, without diabetes

•	BMI ranges from ≥30 to <50 kg/m2 or ≥27 to <30 kg/m2 with at least one weight-related comorbidity

•	Participants were randomized to one of four active cohorts (n=30 per cohort): 250 mg, 500 mg, 500 mg slow titration, 750 mg or placebo

•	The primary endpoint is percent change from baseline in body weight compared to placebo over 12 weeks

•	Secondary endpoints include safety, tolerability and proportion of participants achieving 5% weight loss or greater

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws that involve substantial risks and uncertainties. Forward-looking statements include any statements related to or in connection with the Company’s clinical development plans and activities, including the Company’s plans to not further advance development of TERN-601, to cease further investment in metabolic disease and to focus on advancing the TERN-701 program; expectations and timing of results of clinical trials and other development activities, including with respect to the FALCON and CARDINAL trials; the potential indications to be targeted by the Company with its product candidates; the therapeutic potential of the Company’s product candidates; the potential differentiation of the Company’s product candidates compared to similar or competitive products or product candidates;; the best-in-class potential of TERN-701; and the Company’s plans for and ability to continue to execute on its current development strategy. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected industry and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “develop,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive.

For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. New risk factors emerge from time to time and it is not possible for Company management to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

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Kaytee Bock

investors@ternspharma.com

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CG Life

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